UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – March 7, 2011

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Appointment of Certain Officers.

(b), (c), (d)

On March 10, 2011, RF Monolithics, Inc. (“RFM”) announced that RFM’s Board of Directors has appointed Farlin A. Halsey President, CEO and a director of RFM.  Mr. Halsey’s prior position was Senior Vice President of Marketing and M2M Business. Mr. Halsey succeeds David M. Kirk, who resigned from those positions as of March 8, 2011 but will continue his employment until March 31, 2011 to facilitate the transition of responsibilities to Mr. Halsey.  The title of David B. Crawford was revised to Vice President, Sales and Marketing to reflect his broadened responsibilities.

RFM’s news release announcing the aforementioned changes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(e)

The Compensation Committee of RFM’s Board of Directors on March 8, 2011 approved the following:

In connection with his expanded responsibilities, Mr. Halsey will receive a base salary of $220,000 and was granted 20,000 Restricted Stock Units (“RSUs”) under RFM 2006 Equity Incentive Plan, which will vest over a four-year period.

In connection with his expanded responsibilities, Mr. Crawford will receive a base salary of $175,000 and was granted 10,000 RSUs, which will vest over a four-year period.

In recognition of their extended and dedicated service to RFM, the Compensation Committee approved the grant of 9,677 RSUs to David M. Kirk and 6,452 RSUs to Jon S. Prokop, which awards will vest immediately.

Item 9.01 Exhibits.

(c)       Exhibits.

Exhibit	Description
99.1	Registrant’s Press Release, dated March 10, 2011, announcing the appointment of Farlin A. Halsey as President and other changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E Barnes III
Harley E Barnes III
Chief Financial Officer

Date:	March 10, 2011

EXHIBIT INDEX

Exhibit	Description

99.1	Registrant’s Press Release, dated March 10, 2011, announcing the appointment of Farlin A. Halsey as President and other changes